                                                               Exhibit 99.3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 11-K

                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 2002

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From            to
                                   ----------    ----------

    Commission File Number
                           -----------------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

       ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
        (For Employees Covered By A Collective Bargaining Agreement)

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.   Plan is subject to ERISA, see Item 4 for required information.

Item 2.   Plan is subject to ERISA, see Item 4 for required information.

Item 3.   Plan is subject to ERISA, see Item 4 for required information.

Item 4.   Financial Statements and Exhibits
          ---------------------------------

    (a)   Report of Independent Accountant

          Financial Statements*:

             Statement of Net Assets Available for Benefits

             Statement of Changes in Net Assets Available for Benefits

          Notes to Financial Statements

          Additional Information*:

             Anheuser-Busch Companies, Inc. Defined Contribution Master Trust Statement of Net Assets Available for Benefits with Fund Information and Statement of Changes in Net Assets Available for Benefits with Fund Information

             Anheuser-Busch Companies, Inc. Defined Contribution Master Trust Statement of Changes in Net Assets Available for Benefits with Fund Information

    (b)   Exhibits:

          None

          * Schedules required by 29 CFR 2520.103-10 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                ANHEUSER-BUSCH DEFERRED INCOME STOCK
                                PURCHASE AND SAVINGS PLAN (FOR EMPLOYEES
                                COVERED BY A COLLECTIVE BARGAINING
                                AGREEMENT)

                                 By:  /s/  J. TIMOTHY FARRELL
                                     -----------------------------------
                                           J. Timothy Farrell
                                           Vice President,
                                           Employee Benefits

Dated: September 27, 2002

[PRICEWATERHOUSECOOPERS LOGO]



                                         PricewaterhouseCoopers LLP
                                         800 Market Street
                                         St. Louis, MO 63101
                                         Telephone (314) 206 8500

                      REPORT OF INDEPENDENT ACCOUNTANT


To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For
Employees Covered by a Collective
Bargaining Agreement)



In our opinion, the accompanying statement of net assets available for benefits and the related statement of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) (the "Plan") at March 31, 2002 and 2001, and the changes in net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP

August 23, 2002

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2002 AND 2001
--------------------------------------------------------------------------------


                                                       MARCH 31,
                                             2002                    2001
ASSETS
Contributions receivable
   Participants                         $      617,615          $      598,040
   Employer                                       -                 13,251,117
                                        --------------          --------------

                                               617,615              13,849,157

Interest in Master Trust                 1,538,007,455           1,445,823,286
                                        --------------          --------------

      Total assets                       1,538,625,070           1,459,672,443
                                        --------------          --------------

LIABILITIES
Due to broker for securities purchased      (1,532,302)               (868,020)
Interest payable                            (2,726,625)             (3,551,625)
Notes payable                              (66,100,000)            (86,100,000)
                                        --------------          --------------

      Total liabilities                    (70,358,927)            (90,519,645)
                                        --------------          --------------

   Net assets available for benefits    $1,468,266,143          $1,369,152,798
                                        ==============          ==============



  The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
MARCH 31, 2002 AND 2001
---------------------------------------------------------------------------------------------

                                                               FOR THE YEAR ENDED
                                                                    MARCH 31,
                                                          2002                    2001
Additions to net assets attributed to:
   Contributions:
      Participants                                  $   32,476,050          $   31,475,959
      Employer                                                   -               8,257,120
      Rollovers                                            484,091                 196,921
                                                    --------------          --------------

         Total contributions                            32,960,141              39,930,000


   Investment income:
      Net realized and unrealized appreciation
       in fair value of investments                    178,005,887             423,716,947
      Interest                                           4,855,034               5,043,559
      Dividends                                          2,607,958               3,245,354
                                                    --------------          --------------

         Total additions                               218,429,020             471,935,860
                                                    --------------          --------------

Deductions from net assets attributed to:
   Distributions to participants                       107,208,036             137,863,683
   Interest expense                                      5,453,250               7,103,250
   Administrative expenses                                  46,554                  25,814
                                                    --------------          --------------

         Total deductions                              112,707,840             144,992,747
                                                    --------------          --------------

Net increase                                           105,721,180             326,943,113

Net transfers out                                       (6,607,835)               (962,196)

Net assets available for benefits:
   Beginning of year                                 1,369,152,798           1,043,171,881
                                                    --------------          --------------

   End of year                                      $1,468,266,143          $1,369,152,798
                                                    ==============          ==============


      The accompanying notes are an integral part of these financial statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

 1.      DESCRIPTION OF THE PLAN

         GENERAL
         The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) (the
         Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original Plan). The Original Plan was established by Anheuser-Busch, Inc., effective April 1, 1976. The Original Plan was divided into two separate plans effective January 1, 1985: the Deferred Income Stock Purchase and Savings Plan and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to
         Section 401(k) of the Internal Revenue Code. Upon amendment effective March 1, 1986, the Plan was created and limited eligibility to employees who are members of collective units and whose collective bargaining agreement specifically provides for participation of such members. The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company.

         PLAN ADMINISTRATION
         The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

         The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan
         (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, and guaranteed by the Company, to acquire Company stock or to repay a prior ESOP loan.

         Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and decreasing vesting period from three years to two years.

         Effective April 1, 2000, the Plan was amended to incorporate various changes to the Plan, including the addition of the Small/Mid Cap Stock Index Fund and International Stock Index Fund, the renaming of the Equity Index Fund to the Large Cap Stock Index Fund, and the acceptance of rollover contributions into the Plan.

         During 2002, the Plan was amended to incorporate various changes to the Plan, including, among other things, the election by participants, who meet certain requirements, to either receive

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         dividends on the allocated shares of Company stock in cash or to direct the dividends to be reinvested in Company stock within the Plan.

         PLAN PARTICIPATION
         Each employee of a participating employer (other than employees not covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after one year of service, during which the employee worked 1,000 hours. Participation by eligible employees is voluntary.

         CONTRIBUTIONS
         A participant may make matched and unmatched contributions. Both matched and unmatched contributions may be before-tax and after-tax. A participant may contribute from 1% to 6% of their base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 1% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of their base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax Matched and Unmatched Contributions must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 100% of the aggregate participant contributions. The Company may, however, contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

         The Company may also be required to make a Supplemental Contribution. Supplemental Contributions are made by transferring shares of Anheuser-Busch Common Stock from the ESOP and allocating the shares to participants who have account balances as of the end of the Plan year, or by a cash payment from the Company, and are required to be made within 180 days of the Plan's year end. For the year ended March 31, 2002, 177,456 shares with a value of $9,262,681 were transferred from the ESOP to participant accounts on March 29, 2002 for the required Supplemental Contribution. The Company made an additional contribution of 351,755 shares with a value of $18,361,611 on March 30, 2002 through the transfer of ESOP shares to participant accounts. For the year ended March 31, 2001, 177,544 shares with a value of $8,154,582 were transferred from the ESOP to participant accounts on March 30, 2001 as well as 104,813 shares with a value of $4,814,075 on March 30, 2001 for the required Supplemental Contribution.

         Employee contributions vest and become non-forfeitable immediately. Company contributions for participants actively employed by the Company on or prior to March 31, 1991 vest immediately. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest and become non-forfeitable upon termination of employment by reason of death, permanent disability, entry into

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions. There were $3,880 and $5,237 of forfeitures during the years ended March 31, 2002 and 2001, respectively.

         INVESTMENTS
         The Trustee maintains an Anheuser-Busch Companies, Inc. Stock Fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, a Large Cap Stock Index Fund, a Managed Balanced Fund, an Index Balanced Fund, a Small/Mid Cap Stock Index Fund, and an International Stock Index Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's both Before-Tax and After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions to be invested in increments of 1% into any fund established under the Plan. The participant may direct unmatched contributions to be deposited into any fund of the Plan in increments of 1%. Earnings are reinvested in the fund to which they relate.

         The Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) has been established for each of the investment funds for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company.

         DISTRIBUTIONS
         The Plan permits in-service withdrawals as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion and the vested Company contribution portion of their account. Distributions for whole numbers of shares held in the Company stock fund are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions are payable at the election of the participant in Company shares or in cash.

         PARTICIPANT LOANS
         A participant may borrow from Before-Tax and/or After-Tax vested account balances. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point based on the prime rate at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

         PLAN EXPENSES
         Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses are paid by the Plan.

         PLAN TERMINATION
         The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of the Employee Retirement Income Securities Act of 1974 (ERISA). Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

 2.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         BASIS OF ACCOUNTING
         The Plan's financial statements are prepared on the accrual basis of accounting.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates. Certain prior year amounts have been reclassified to conform to the current year presentation.

         INVESTMENT VALUATION
         Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31 each year. Investments in interest bearing cash, insurance contracts, interests in common/collective trusts, and interests in registered investment companies are stated at fair value as determined by the Trustee. Participant loans are valued at cost which approximates fair value.

         Investment securities are exposed to various risks, such as interest rate, market, and credit risk. Due to the level of risk associated with certain investment securities and the level of uncertainty related to changes in the value of investment securities, it is at least reasonably possible that changes in risks in the near term could materially affect the amounts reported in the Statement of Net Assets Available for Benefits.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         SECURITY TRANSACTIONS AND INVESTMENT INCOME
         Purchases and sales of investments, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation/depreciation in fair value of investments is comprised of the change in market value from the beginning to the end of the Plan year for investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

         ALLOCATION OF ASSETS
         The Plan participates in the Master Trust established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

         DISTRIBUTIONS TO PARTICIPANTS
         Distributions are recorded when paid.

 3.      INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
         MASTER TRUST

         Effective September 1, 1995 the Company and the Trustee entered into a new master trust agreement. In accordance with the agreement, the Plan exchanged its investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. Effective March 26, 1996 the Earthgrains Company Stock Fund was added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company Stock Fund was liquidated on August 10, 2001 as a result of Earthgrains Company being purchased by Sara Lee Corporation. Effective December 1, 2000 the Small/Mid Cap Stock Index Fund and the International Stock Index Fund were added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A.

         At March 31, 2002 and 2001, the Plan's interest in the net assets of the Master Trust was approximately 42% and 42%, respectively of total Master Trust assets.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         The following table presents the fair value of investments for the Master Trust:


                                                                    MARCH 31,
                                                             2002                2001

         Investments at fair value:
           Anheuser-Busch common stock*                $3,211,757,063       $2,951,379,995
           Short-term fixed income                         46,050,681           34,545,406
           Medium-term fixed income                        71,806,352           46,401,988
           Large cap index*                               215,527,035          222,615,011
           Managed balanced                                22,561,692           20,518,875
           Index balanced                                  23,930,968           21,179,199
           Small/Mid cap index                             24,017,018            7,132,411
           International stock index                        6,718,955            3,660,448
           Participant loans                               96,345,528           91,422,775
           Earthgrains Company common stock                         -           20,085,877
                                                       --------------       --------------

                                                       $3,718,715,292       $3,418,941,985
                                                       ==============       ==============

         * Represents more than 5% of net assets available for benefits.


         Investment income for the Master Trust is as follows:

                                                                   YEAR ENDED MARCH 31,
                                                               2002                 2001

          Net appreciation (depreciation) in fair value
           of investments:
            Anheuser-Busch common stock                    $257,753,705         $944,625,016
            Short-term fixed income                              54,015              499,922
            Medium-term fixed income                          2,486,570            4,330,094
            Large cap index                                  (2,732,925)         (66,014,432)
            Managed balanced                                    800,358           (2,136,459)
            Index balanced                                      649,969           (1,609,721)
            Small/Mid cap index                               1,385,927           (1,204,398)
            International stock index                          (242,676)            (242,359)
            Earthgrains Company common stock                 16,838,853            6,709,053
                                                           ------------         ------------

                                                            276,993,796          884,956,716
                                                           ------------         ------------

            Interest                                         13,893,816           15,796,194
            Dividends                                        43,112,048           41,538,499
                                                           ------------         ------------

                                                           $333,999,660         $942,291,409
                                                           ============         ============

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

         Further financial information for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 2002 and 2001 are included as Appendix A and B.

4.       FEDERAL INCOME TAX STATUS

         The Internal Revenue Service has determined and informed the Company by a letter dated November 29, 2001, that the Plan is designed in accordance with applicable sections of the Internal Revenue Code subject to the adoption of certain amendments. During 2002 the Plan has been amended to adopt all such amendments. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Internal Revenue Code and no provision for income taxes has been included in the Plan's financial statements.

5.       NOTES PAYABLE

         In June 1989, the Plan issued $250 million in guaranteed 8.32% ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable on March 31 and September 30 of each year. Principal is payable in annual installments until maturity on March 31, 2004. The Notes are guaranteed by Anheuser-Busch Companies, Inc. Proceeds of the Notes were used to purchase 45,325,784 shares of Company stock, the unallocated portion of which is pledged as collateral for the Notes. The shares are maintained in the Anheuser-Busch Companies, Inc. Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the years ended March 31, 2002 and 2001, 1,415,934 and 1,453,474 shares were released to participants, respectively. At March 31, 2002 and 2001, the Company Stock Fund held 3,258,860 and 4,674,794 unallocated shares, respectively, at market values of $170,112,692 and $203,801,928, respectively.

         Principal maturities for each of the years ending March 31, are as follows:

              2003                           $22,000,000
              2004                            23,150,000
                                             -----------

                                             $45,150,000
                                             ===========

         The principle due on March 31, 2002 of $20,950,000 was not paid until April 1, 2002, the first business day after March 31, 2002. This amount is therefore included as a Plan liability at March 31, 2002.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(FOR EMPLOYEES COVERED BY A COLLECTIVE BARGAINING AGREEMENT)

NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2002 AND 2001
-------------------------------------------------------------------------------

6.       RECONCILIATION OF FINANCIAL STATEMENTS TO 5500

         The following is a reconciliation of net assets available for benefits per the financial statements at March 31, 2002 and 2001 to the Plan's Form 5500:

                                                                       2002                2001

         Net assets available for benefits per the
          financial statements                                    $1,496,203,896      $1,369,152,798
         Amounts allocated to withdrawing participants                (9,690,692)         (1,859,831)
                                                                  --------------      --------------

         Net assets available for benefits per the Form 5500      $1,486,513,204      $1,367,292,967
                                                                  ==============      ==============


         The following is a reconciliation of benefits paid to participants per the financial statements for the year ended March 31, 2002 to the Plan's Form 5500:

                                                                        2002

         Benefits paid to participants per the
          financial statements                                      $107,208,036

         Add: Amounts allocated to withdrawing
          participants at March 31, 2002                               9,690,692

         Deduct: Amounts allocated to withdrawing
          participants as of March 31, 2001                           (1,859,831)
                                                                    ------------

         Benefits paid to participants per Form 5500                $115,038,897
                                                                    ============

         Amounts allocated to withdrawing participants are recorded on the Form 5500 for benefit claims that have been processed and approved for payment prior to March 31, 2002, but not yet paid as of that date.

7.       TRANSACTIONS WITH PARTIES-IN-INTEREST

         During the years ended March 31, 2002 and 2001, transactions with the Company included aggregate common stock purchases totaling $39,841,930 and $37,972,381, respectively and aggregate common stock sales totaling $9,939,720 and $19,931,055, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

         During the years ended March 31, 2002 and 2001, the Plan purchased and sold investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee. Transactions with the Fund included aggregate investment purchases totaling $72,021,078 and $95,133,310, respectively and aggregate investment sales totaling $61,920,562 and $64,206,101, respectively. These transactions are allowable party-in-interest transactions under
         Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 1 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

                                     ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM        EQUITY         MANAGED         INDEX
                                     COMPANIES, INC.    FIXED INCOME    FIXED INCOME        INDEX         BALANCED       BALANCED
                                       STOCK FUND           FUND            FUND             FUND           FUND           FUND

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*              $3,131,769,304     $        --     $        --     $         --    $        --    $        --
   Interest bearing cash                 79,987,759      11,468,769              --               --             --             --
   U.S. government securities                    --       3,774,804              --               --             --             --
   Corporate debt instruments                    --      29,629,196              --               --             --             --
   Insurance contracts                           --              --      71,806,352               --     22,561,692             --
   Interest in common/
     collective trusts                           --              --              --               --             --     21,495,474
   Interest in registered
     investment companies                        --              --              --               --             --      2,435,494
   Loans to participants                         --              --              --               --             --             --
   Earthgrains Company, Inc.
     common stock                                --              --              --               --             --             --
   Other investments*                            --       1,177,912              --      215,527,035             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

      Total investments               3,211,757,063      46,050,681      71,806,352      215,527,035     22,561,692     23,930,968
                                     --------------     -----------     -----------     ------------    -----------    -----------

         Total assets                 3,211,757,063      46,050,681      71,806,352      215,527,035     22,561,692     23,930,968
                                     --------------     -----------     -----------     ------------    -----------    -----------

LIABILITIES
Due to broker for securities
   purchased                                     --      (2,635,397)       (142,203)        (483,078)            --        (68,435)
Interest payable                         (5,453,250)             --              --               --             --             --
Notes payable                          (132,200,000)             --              --               --             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

         Total liabilities             (137,653,250)     (2,635,397)       (142,203)        (483,078)            --        (68,435)
                                     --------------     -----------     -----------     ------------    -----------    -----------

Net assets available for benefits    $3,074,103,813     $43,415,284     $71,664,149     $215,043,957    $22,561,692    $23,862,533
                                     ==============     ===========     ===========     ============    ===========    ===========

                                                                                                  EARTHGRAINS
                                             SMALL/MID       INTERNATIONAL       PARTICIPANT        COMPANY
                                             CAP FUND         STOCK FUND          LOAN FUND        STOCK FUND             TOTAL

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*                    $        --        $       --        $        --       $        --       $3,131,769,304
   Interest bearing cash                            --                --                 --                --           91,456,528
   U.S. government securities                       --                --                 --                --            3,774,804
   Corporate debt instruments                       --                --                 --                --           29,629,196
   Insurance contracts                              --                --                 --                --           94,368,044
   Interest in common/
     collective trusts                      24,017,018                --                 --                --           45,512,492
   Interest in registered
     investment companies                           --         6,718,955                 --                --            9,154,449
   Loans to participants                            --                --         96,345,528                --           96,345,528
   Earthgrains Company, Inc.
     common stock                                   --                --                 --                --                   --
   Other investments*                               --                --                 --                --          216,704,947
                                           -----------        ----------        -----------       -----------       --------------

      Total investments                     24,017,018         6,718,955         96,345,528                --        3,718,715,292
                                           -----------        ----------        -----------       -----------       --------------

         Total assets                       24,017,018         6,718,955         96,345,528                --        3,718,715,292
                                           -----------        ----------        -----------       -----------       --------------

LIABILITIES
Due to broker for securities
   purchased                                   (61,948)          (22,363)                --                --           (3,413,424)
Interest payable                                    --                --                 --                --           (5,453,250)
Notes payable                                       --                --                 --                --         (132,200,000)
                                           -----------        ----------        -----------       -----------       --------------

         Total liabilities                     (61,948)          (22,363)                --                --         (141,066,674)
                                           -----------        ----------        -----------       -----------       --------------

Net assets available for benefits          $23,955,070        $6,696,592        $96,345,528       $        --       $3,577,648,618
                                           ===========        ==========        ===========       ===========       ==============

* Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX A
                                                                                                                      PAGE 2 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
MARCH 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

                                     ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM        LARGE          MANAGED         INDEX
                                     COMPANIES, INC.    FIXED INCOME    FIXED INCOME         CAP          BALANCED       BALANCED
                                       STOCK FUND           FUND            FUND            FUND            FUND           FUND

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*              $2,882,256,925     $        --     $        --     $         --    $        --    $        --
   Interest bearing cash                 69,123,070              --              --               --             --             --
   U.S. government securities                    --      16,455,200              --               --             --             --
   Corporate debt instruments                    --      15,396,224              --               --             --             --
   Insurance contracts                           --              --      46,401,988               --     20,518,875             --
   Interest in common/
     collective trusts                           --              --              --               --             --     19,042,785
   Interest in registered
     investment companies                        --              --              --               --             --      2,136,414
   Loans to participants                         --              --              --               --             --             --
   Earthgrains Company, Inc.
     common stock                                --              --              --               --             --             --
   Other investments*                            --       2,693,982              --      222,615,011             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

      Total investments               2,951,379,995      34,545,406      46,401,988      222,615,011     20,518,875     21,179,199
                                     --------------     -----------     -----------     ------------    -----------    -----------

         Total assets                 2,951,379,995      34,545,406      46,401,988      222,615,011     20,518,875     21,179,199
                                     --------------     -----------     -----------     ------------    -----------    -----------

LIABILITIES
Due to broker for securities
   purchased                                     --      (3,311,840)        (76,243)        (564,112)       (60,183)       (59,182)
Interest payable                         (7,103,250)             --              --               --             --             --
Notes payable                          (172,200,000)             --              --               --             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

         Total liabilities             (179,303,250)     (3,311,840)        (76,243)        (564,112)       (60,183)       (59,182)
                                     --------------     -----------     -----------     ------------    -----------    -----------

Net assets available for benefits    $2,772,076,745     $31,233,566     $46,325,745     $222,050,899    $20,458,692    $21,120,017
                                     ==============     ===========     ===========     ============    ===========    ===========

                                                                                                  EARTHGRAINS
                                             SMALL/MID       INTERNATIONAL       PARTICIPANT        COMPANY
                                             CAP FUND         STOCK FUND          LOAN FUND        STOCK FUND             TOTAL

ASSETS
Investments, at fair value:
   Anheuser-Busch Companies,
     Inc. Common Stock*                     $       --        $       --        $        --       $        --       $2,882,256,925
   Interest bearing cash                            --               607                 --               185           69,123,862
   U.S. government securities                       --                --                 --                --           16,455,200
   Corporate debt instruments                       --                --                 --                --           15,396,224
   Insurance contracts                              --                --                 --                --           66,920,863
   Interest in common/
     collective trusts                       7,132,411                --                 --                --           26,175,196
   Interest in registered
     investment companies                           --         3,659,841                 --                --            5,796,255
   Loans to participants                            --                --         91,422,775                --           91,422,775
   Earthgrains Company, Inc.
     common stock                                   --                --                 --        19,989,407           19,989,407
   Other investments*                               --                --                 --            96,285          225,405,278
                                            ----------        ----------        -----------       -----------       --------------

      Total investments                      7,132,411         3,660,448         91,422,775        20,085,877        3,418,941,985
                                            ----------        ----------        -----------       -----------       --------------

         Total assets                        7,132,411         3,660,448         91,422,775        20,085,877        3,418,941,985
                                            ----------        ----------        -----------       -----------       --------------

LIABILITIES
Due to broker for securities
   purchased                                   (28,867)          (13,353)                --                --           (4,113,780)
Interest payable                                    --                --                 --                --           (7,103,250)
Notes payable                                       --                --                 --                --         (172,200,000)
                                            ----------        ----------        -----------       -----------       --------------

         Total liabilities                     (28,867)          (13,353)                --                --         (183,417,030)
                                            ----------        ----------        -----------       -----------       --------------

Net assets available for benefits           $7,103,544        $3,647,095        $91,422,775       $20,085,877       $3,235,524,955
                                            ==========        ==========        ===========       ===========       ==============

* Represents more than 5% of net assets available for benefits

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX B
                                                                                                                      PAGE 1 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2002
------------------------------------------------------------------------------------------------------------------------------------

                                     ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM        EQUITY         MANAGED         INDEX
                                     COMPANIES, INC.    FIXED INCOME    FIXED INCOME        INDEX         BALANCED       BALANCED
                                       STOCK FUND           FUND            FUND             FUND           FUND           FUND

Additions to net assets
  attributed to:
   Contributions:
     Participants                    $   67,280,795     $ 1,171,738     $ 2,470,907     $ 13,361,951    $ 1,315,308    $ 1,464,603
     Employer                            20,224,754              --              --               --             --             --
     Rollovers                                   --       3,483,034              --               --             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total contributions               87,505,549       4,654,772       2,470,907       13,361,951      1,315,308      1,464,603

Investment income:
   Interest                               1,723,511       1,233,264              --        3,044,591             --              8
   Dividends                             43,057,554              --              --               --             --             --
   Net realized and unrealized
     appreciation in fair value
     of investments                     257,753,705          54,015       2,486,570       (2,732,925)       800,358        649,969
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total additions                  390,040,319       5,942,051       4,957,477       13,673,617      2,115,666      2,114,580
                                     --------------     -----------     -----------     ------------    -----------    -----------

Deductions from net assets
  attributed to:
   Distributions to participants        163,635,382       7,604,049       4,312,576       13,173,008      1,087,587     1,593,147
   Interest expense                      10,906,500              --              --               --             --            --
   Administrative expenses                   66,193              --              --               --             --            --
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total deductions                 174,608,075       7,604,049       4,312,576       13,173,008      1,087,587      1,593,147

Net transfers in (out)                   86,594,824      13,843,716      24,693,503       (7,507,551)     1,074,921      2,221,083
                                     --------------     -----------     -----------     ------------    -----------    -----------

Net increase (decrease)                 302,027,068      12,181,718      25,338,404       (7,006,942)     2,103,000      2,742,516

Net assets available for
  benefits:
    Beginning of year                 2,772,076,745      31,233,566      46,325,745      222,050,899     20,458,692     21,120,017
                                     --------------     -----------     -----------     ------------    -----------    -----------

    End of year                      $3,074,103,813     $43,415,284     $71,664,149     $215,043,957    $22,561,692    $23,862,533
                                     ==============     ===========     ===========     ============    ===========    ===========

                                                                                     EARTHGRAINS
                                      SMALL/MID     INTERNATIONAL    PARTICIPANT      COMPANY
                                       CAP FUND      STOCK FUND       LOAN FUND      STOCK FUND          TOTAL

Additions to net assets
  attributed to:
   Contributions:
     Participants                    $ 1,062,102     $  404,928     $        --     $         --    $   88,532,332
     Employer                                 --             --              --               --        20,224,754
     Rollovers                                --             --              --               --         3,483,034
                                     -----------     ----------     -----------     ------------    --------------

       Total contributions             1,062,102        404,928              --               --       112,240,120

Investment income:
   Interest                                   --             --       7,881,209           11,233        13,893,816
   Dividends                                  --             --              --           54,494        43,112,048
   Net realized and unrealized
     appreciation in fair value
     of investments                    1,385,927       (242,676)             --       16,838,853       276,993,796
                                     -----------     ----------     -----------     ------------    --------------

       Total additions                 2,448,029        162,252       7,881,209       16,904,580       446,239,780
                                     -----------     ----------     -----------     ------------    --------------

Deductions from net assets
  attributed to:
   Distributions to participants         651,566        280,125       1,906,150          991,197       195,234,787
   Interest expense                           --             --              --               --        10,906,500
   Administrative expenses                    --             --              --               --            66,193
                                     -----------     ----------     -----------     ------------    --------------

       Total deductions                  651,566        280,125       1,906,150          991,197       206,207,480

Net transfers in (out)                15,055,063      3,167,370      (1,052,306)     (35,999,260)      102,091,363
                                     -----------     ----------     -----------     ------------    --------------

Net increase (decrease)               16,851,526      3,049,497       4,922,753      (20,085,877)      342,123,663

Net assets available for
  benefits:
    Beginning of year                  7,103,544      3,647,095      91,422,775       20,085,877     3,235,524,955
                                     -----------     ----------     -----------     ------------    --------------

    End of year                      $23,955,070     $6,696,592     $96,345,528     $         --    $3,577,648,618
                                     ===========     ==========     ===========     ============    ==============

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN                                                         APPENDIX B
                                                                                                                      PAGE 2 OF 2
ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION MASTER TRUST
STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS WITH FUND INFORMATION
FOR THE YEAR ENDED MARCH 31, 2001
------------------------------------------------------------------------------------------------------------------------------------

                                     ANHEUSER-BUSCH      SHORT-TERM      MEDIUM-TERM        LARGE          MANAGED         INDEX
                                     COMPANIES, INC.    FIXED INCOME    FIXED INCOME         CAP          BALANCED       BALANCED
                                       STOCK FUND           FUND            FUND            FUND            FUND           FUND

Additions to net assets
  attributed to:
   Contributions:
     Participants                    $   61,477,474     $   893,149     $ 1,784,261     $ 15,692,287    $ 1,471,792    $ 1,463,397
     Employer                             2,928,923              --              --               --             --             --
     Rollovers                              139,459         449,907           3,089           31,479          7,351         10,879
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total contributions               64,545,856       1,343,056       1,787,350       15,723,766      1,479,143      1,474,276

Investment income:
   Interest                               2,926,612       1,660,261          14,717        3,774,531             --             --
   Dividends                             41,304,515              --              --               --             --             --
   Net realized and unrealized
     appreciation in fair value
     of investments                     944,625,016         499,922       4,330,094      (66,014,432)    (2,136,459)    (1,609,721)
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total additions                1,053,401,999       3,503,239       6,132,161      (46,516,135)      (657,316)      (135,445)
                                     --------------     -----------     -----------     ------------    -----------    -----------

Deductions from net assets
  attributed to:
   Distributions to participants        195,569,578       6,923,100       4,124,310       29,342,206      2,291,390      4,074,530
   Interest expense                      14,206,500              --              --               --             --             --
   Administrative expenses                   47,123              --              --               --             --             --
                                     --------------     -----------     -----------     ------------    -----------    -----------

       Total deductions                 209,823,201       6,923,100       4,124,310       29,342,206      2,291,390      4,074,530

Net increase (decrease)                 843,578,798      (3,419,861)      2,007,851      (75,858,341)    (2,948,706)    (4,209,975)

Net transfers in (out)                  (16,481,507)     16,495,086      10,007,803      (14,708,731)       (85,252)       714,732
                                     --------------     -----------     -----------     ------------    -----------    -----------

Net assets available for
  benefits:
    Beginning of year                 1,944,979,454      18,158,341      34,310,091      312,617,971     23,492,650     24,615,260
                                     --------------     -----------     -----------     ------------    -----------    -----------

    End of year                      $2,772,076,745     $31,233,566     $46,325,745     $222,050,899    $20,458,692    $21,120,017
                                     ==============     ===========     ===========     ============    ===========    ===========

                                                                                     EARTHGRAINS
                                      SMALL/MID     INTERNATIONAL    PARTICIPANT      COMPANY
                                       CAP FUND      STOCK FUND       LOAN FUND      STOCK FUND        TOTAL

Additions to net assets
  attributed to:
   Contributions:
     Participants                    $   113,841     $   53,743     $        --     $        --    $   82,949,944
     Employer                                 --             --              --              --         2,928,923
     Rollovers                                --             --              --              --           642,164
                                     -----------     ----------     -----------     -----------    --------------

       Total contributions               113,841         53,743              --              --        86,521,031

Investment income:
   Interest                                   --              6       7,419,696             371        15,796,194
   Dividends                                  --             --              --         233,984        41,538,499
   Net realized and unrealized
     appreciation in fair value
     of investments                   (1,204,398)      (242,359)             --       6,709,053       884,956,716
                                     -----------     ----------     -----------     -----------    --------------

       Total additions                (1,090,557)      (188,610)      7,419,696       6,943,408     1,028,812,440
                                     -----------     ----------     -----------     -----------    --------------

Deductions from net assets
  attributed to:
   Distributions to participants          37,583          1,170       1,109,272       2,012,738       245,485,877
   Interest expense                           --             --              --              --        14,206,500
   Administrative expenses                    --             --              --              --            47,123
                                     -----------     ----------     -----------     -----------    --------------

       Total deductions                   37,583          1,170       1,109,272       2,012,738       259,739,500

Net increase (decrease)               (1,128,140)      (189,780)      6,310,424       4,930,670       769,072,940

Net transfers in (out)                 8,231,684      3,836,875      (4,102,576)     (1,666,189)        2,241,925
                                     -----------     ----------     -----------     -----------    --------------

Net assets available for
  benefits:
    Beginning of year                         --             --      89,214,927      16,821,396     2,464,210,090
                                     -----------     ----------     -----------     -----------    --------------

    End of year                      $ 7,103,544     $3,647,095     $91,422,775     $20,085,877    $3,235,524,955
                                     ===========     ==========     ===========     ===========    ==============